Exhibit 10.1

LAKELAND INDUSTRIES, INC.
EMPLOYEE STOCK OPTION CERTIFICATE
AND AGREEMENT

Date of Grant:	August 12, 2019

Name of Optionee:	Allen Dillard

Number of Shares:	24,900

Exercise Price Per Share:	$11.17

Expiration Date:	August 11, 2029

Effective on the Date of Grant specified above, LAKELAND INDUSTRIES, INC. (the “Company”) has granted to the above-named Optionee under the Company’s 2017 Equity Incentive Plan (the “Plan”), an option to purchase from the Company the number of shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company set forth above (the “Option”). This Option is subject to all the terms and conditions of the Plan which is incorporated in this Option as though set forth in full, and to such rules, regulations and interpretations as may be established or made by the Compensation Committee (the “Committee”) of the Board of Directors acting within the scope of its authority and responsibility under the Plan. The Optionee acknowledges receipt of a copy of the Plan prior to execution of this Agreement. The applicable provisions of the Plan shall govern in any situation where this Agreement is silent or where the applicable provisions of this Agreement are contrary to or not reconcilable with such Plan provisions.

The terms and conditions of this Option are as follows:

1.
Number and Price of Options. The number and price of the shares of Common Stock (the “Shares”) subject to this Option shall be the number and price set forth above, subject to any adjustments which may be made under Section 11 below.

2.
Vesting and Exercisability. This Option may not be exercised until it is vested. This Option may be exercised to purchase the Shares in accordance with the provisions of this Section 2.

(a)
Provided the Optionee is an employee of the Company on each vesting date, and unless otherwise provided by this Option Agreement, this Option may be exercised to purchase the Shares as follows:

(i)
Options to purchase all of the Shares shall vest as to 8,300 Shares on each of August 12, 2020, August 12, 2021 and August 12, 2022.

(b)
This Option expires at 5:00 p.m. (eastern standard time) on the Expiration Date as stated above whether or not it has been duly exercised, unless sooner terminated as provided below (the “Expiration Time”). This Option may terminate, as provided below, if the Optionee’s employment is terminated for any reason. This Option shall terminate, and no Shares may be purchased after the Expiration Time.

3.
Acceptance of Option Agreement. The Optionee’s acceptance of this Option Agreement will indicate the Optionee’s acceptance of and agreement to be bound by its terms and the terms of the Plan. It imposes no obligation upon the Optionee to purchase any of the shares subject to the Option. The Optionee’s obligation to purchase Shares can arise only upon the Optionee’s exercise of the Option in the manner set forth herein. This Option Agreement shall be subject in all respects to the terms and conditions of the Plan and in the event of any question or controversy relating to the terms of the Plan, the decision of the Committee shall be final.

4.
Condition of Employment. Except as provided in Section 9, this Option may not be exercised unless the Optionee is employed by the Company or an Affiliate (as defined in the Plan) on the date of such exercise and shall have been an employee continuously since the date of grant.

5.
Exercise Procedure. This Option is exercisable by a written notice signed by the Optionee and delivered to the Company at its executive offices, signifying the Optionee’s election to exercise the Option. An Option Exercise Form to be used by the Optionee to provide written notice is attached to this Option. The notice must state the number of shares of Common Stock for which the Option is being exercised and must be accompanied by the full purchase price of the shares being purchased. Payment shall be either (i) in cash, or by certified or bank cashier’s check payable to the order of the Company, free from all collection charges; (ii) subject to approval of such method of payment by the Committee, by delivery of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised or through means of a “net settlement,” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value per Share over (b) the Option exercise price, divided by (B) the then current Fair Market Value per Share; or (iii) by a combination of the methods of payment specified in (i) and (ii) above.

For these purposes, “Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Market, the Fair Market Value of a Share will be the closing sales price for such stock as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Shares) at the close of regular hours trading on the day of determination; (ii) if the Shares are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for Shares at the close of regular hours trading on the day of determination; or (iii) if Shares are not traded as set forth above, the Fair Market Value will be determined in good faith by the Committee taking into consideration such factors as the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding.

If notice of the exercise of this Option is given by a person or persons other than the Optionee, the Company may require, as a condition to the exercise of this Option, the submission to the Company of appropriate proof of the right of such person or person to exercise this Option.

6.
Issuance of Shares. A certificate for the Shares purchased will be issued as soon as practicable. The Company, however, shall not be required to issue or deliver a certificate for any Shares until it has complied with all requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any stock exchange on which the Common Stock may then be listed and all applicable state laws in connection with the issuance or sale of such Shares or the listing of such Shares.

7.
No Rights Until Exercise. Until the issuance of a certificate for the Shares, the Optionee or such other person who may be entitled to exercise this Option, shall have none of the rights of a stockholder with respect to shares issuable upon exercise of this Option.

8.
Transferability. This Option shall not be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of the Optionee to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by the Optionee otherwise than by will or the laws of descent and distribution, and this Option shall be exercisable during the lifetime of the Optionee only by the Optionee or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that this Option be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, an Optionee may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Optionee, and to receive any distribution, with respect to the Option upon the death of the Optionee. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through the Optionee shall be subject to all terms and conditions of the Plan and this Option applicable to the Optionee, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

9.
Termination of Employment. Any portion of an Option that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 9.

(i)
Termination by Reason of Death. If a Optionee’s service with the Company or any Affiliate terminates by reason of death, any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of his or her death or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Optionee, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the Expiration Time.

(ii)
Termination by Reason of Disability. If a Optionee’s service with the Company or any Affiliate terminates by reason of Disability, any Option held by such Optionee may thereafter be exercised by the Optionee or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the Expiration Time.

(iii)
Cause. If a Optionee’s service with the Company or any Affiliate is terminated for Cause (as defined in the Plan): (i) any Option, or portion thereof, not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Optionee the Option exercise price paid for such Shares, if any.

(iv)
Other Termination. If a Optionee’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the Expiration Time.

10.
Not an Employment Agreement. This Option does not confer on the Optionee any right to continue in the employ of the Company or interfere in any way with the right of the Company to determine the terms of the Optionee’s employment.

11.
Corporate Transactions and Change of Control.  In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to stockholders of the Company, or other similar corporate event or transaction affecting the Shares, the Committee, to prevent dilution or enlargement of the Optionee’s rights under the Plan and this Option, shall, in such manner as it may deem equitable, substitute or adjust, in its sole discretion, the number and kind of shares that may be issued under the Plan and this Option, the number and kind of shares subject to this Option, the exercise price, grant price or purchase price applicable to this Option, and/or any other affected terms and conditions of the Plan or this Option. In the event of a Change of Control (as defined in the Plan), the treatment of this Option will be subject in all respects to the terms and conditions of the Plan, including provisions which set forth the ability of the Committee to determine the rights of the Optionee with respect to this Option.

12.
Securities Law Compliance. This Option shall be subject to the requirement that if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered hereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of this Option or the purchase of the Shares, this Option may not be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Committee may require that the person exercising this Option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirements.

13.
Tax Matters. To the maximum extent permissible under the Code, this Option is intended to qualify for “incentive stock option” treatment under the provisions of Section 422 of the Code. It is understood and acknowledged by Optionee, however, that all of the options represented by this Option may not qualify as Incentive Stock Options. The Optionee is therefore urged to consult with his or her individual tax advisor prior to exercising this Option since the exercise of this Option may result in adverse tax consequences including the payment of additional federal and/or state income taxes.

14.
Withholding Tax. No later than the date as of which an amount first becomes includible in the gross income of the Optionee for federal income tax purposes with respect to this Option, the Optionee will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. The Committee may, in its sole discretion, permit the Optionee to satisfy the minimum required withholding obligations (or such higher amount that would not have an adverse accounting effect) with Shares, including Shares that are part of the Option that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

15.
Notices. Any notice to be given to the Company hereunder must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Executive Officer (or such other Person as the Company may designate in writing from time to time), and, if to the Optionee, to the address contained in the Company’s personnel files, or at such other address as the Optionee may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.

16.
Governing Law. This Option is governed by and construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.

17.
Certain Definitions. Capitalized terms used herein, to the extent not defined in this Option shall have the meanings ascribed to such term in the Plan.

18.
General Provisions. This Option constitutes the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural. In the event any provision of this Option shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Option and this Option shall be construed and enforced as if the illegal or invalid provision had not been included. No fractional shares of Common Stock shall be issued or delivered pursuant to this Option. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares of Common Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

[Signature Page Follows]

LAKELAND INDUSTRIES, INC.

By: /s/ Christopher J. Ryan
Name: Christopher J. Ryan
Title: Chief Executive Officer

ACKNOWLEDGMENT

The Optionee acknowledges receipt of a copy of Lakeland Industries, Inc.’s 2017 Equity Incentive Plan (the “Plan”) and represents that he or she has read and is familiar with the terms and provisions thereof and hereby accepts this Option subject to all of the terms and provisions of this Option and the Plan. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan.

Date: August 28, 2019	Allen E. Dillard
Signature of Optionee

Allen Dillard
Name of Optionee

147 Mayo Road
Address

New Hope, AL 35760
City, State, Zip Code

OPTION EXERCISE FORM

TO:
LAKELAND INDUSTRIES, INC.
[Current principal office address]
Attn: Chief Executive Officer

Ladies/Gentlemen:

I irrevocably elect to exercise my right to purchase _________ shares of Common Stock covered by this Option Agreement and make full payment of the Exercise Price of such shares as follows (PLEASE CHOOSE FORM OF PAYMENT).

☐
Cash Purchase. I hereby elect to pay the Exercise Price in cash, and enclose a CERTIFIED OR BANK CHECK (or has wired payment) in the amount of $_____________.

☐
Cashless Exercise. Subject to the approval of the Committee, I have enclosed, or subject to legal requirements you may withhold, _______ shares of Common Stock of Lakeland Industries, Inc. in accordance with the Option Agreement. I represent that I have owned the shares being delivered for at least six months prior to the date of exercise.

☐
Combination of Cash and Cashless. Subject to approval of the Committee, I elect to pay the exercise price in cash and stock, and encloses a CERTIFIED OR BANK CHECK (or has wired payment) in the amount of $____________ and have enclosed, or subject to legal requirements you may withhold, _________ shares of Common Stock of Lakeland Industries, Inc. in accordance with the Option Agreement. I represent that I have owned the shares being delivered for at least six months prior to the date of exercise.

I understand and agree that I will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. The Committee may, in its sole discretion, permit me to satisfy the minimum required withholding obligations (or such higher amount that would not have an adverse accounting effect) with Shares, including Shares that are part of the Option that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to me. Further, I agree to promptly notify Lakeland Industries, Inc. of the sale of any of the shares I received upon exercise of this option during the one-year period commencing on the date I receive the certificate for the shares.

Kindly deliver to me a certificate representing the shares as follows:

INSTRUCTIONS FOR DELIVERY

Name:

Address:

Date:

Signature: _______________________________